Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Verra Mobility Corporation Amended and Restated 2018 Equity Incentive Plan of our reports dated March 1, 2023, with respect to the consolidated financial statements of Verra Mobility Corporation and the effectiveness of internal control over financial reporting of Verra Mobility Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2022, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP
Phoenix Arizona
June 1, 2023